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Slide 1

Subprime Mortgage Program

June 2007

Slide 2

Free Writing Prospectus

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request.

Foward Looking Statement
This presentation contains forward-looking statements, which are not historical facts and pertain to future operating results. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations and intentions and other statements contained in this document that are not historical facts. When used in this presentation, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” or words of similar meaning, or future or conditional verbs, such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. These forward-looking statements are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ materially from the results discussed in these forward-looking statements for the reasons, among others, discussed under the heading “Factors That May Affect Future Results” in Washington Mutual’s 2006 Annual Report on Form 10-K and “Cautionary Statements” in our Form 10-Q for the quarter ended March 31, 2007 which include:
–    Volatile interest rates and their impact on the mortgage banking business;
–    Credit risk;
–    Operational risk;
–    Risks related to credit card operations;
–    Changes in the regulation of financial services companies, housing government-sponsored enterprises and credit card lenders;
–    Competition from banking and nonbanking companies;
–    General business, economic and market conditions; and
–    Reputational risk.

There are other factors not described in our 2006 Form 10-K and Form 10-Q for the quarter ended March 31, 2007 which are beyond the Company’s ability to anticipate or control that could cause results to differ.

Slide 3

Index

Page
1  - Cover
2  - Forward looking statement
3  - Index
4  - Subprime Mortgage Overview
5  - Subprime business expansion
6  - Mortgage business realignment
7  - Subprime business channels
8  - Risk management focus
9  - Organization chart
10  - Long Beach Mortgage Overview
11  - Timeline
12  - Map of loan fulfillment centers
13  - Origination volume trend
14  - Credit policy changes
17  - Collateral characteristics by deal

Page
19  - Appraisal review
20  - Subprime Mortgage Conduit Overview
21  - Conduit strategy
22  - Risk management
23  - Subprime Servicing Overview
24  - Default management organization chart
25  - Servicing management experience
26  - Servicer ratings
27  - Recent improvements
28  - Impact of improvements
30  - Washington Mutual Overview
35  - Contacts
36  - Appendix
37  - Long Beach Mortgage Transaction Stats
39  - Conduit Transaction Stats

Slide 4

Subprime Mortgage Program Overview

Slide 5

WaMu is focusing on higher margin products

WaMu is committed to residential mortgage lending across the entire credit spectrum
Improve profitability by expanding into higher-margin products offering a favorable risk/return profile
Long Beach Mortgage (broker-sourced subprime mortgage lender)
Subprime mortgage conduit (flow and bulk purchases)
Alt-A mortgage conduit expansion
Leverage existing expertise and infrastructure to improve efficiency
Subprime mortgage acquisition platform: Since 1999, WaMu has purchased $48 billion in subprime mortgages from third-parties
Infrastructure: Leverage WaMu’s existing infrastructure to improve Long Beach Mortgage origination and servicing platforms
Above average servicing platform: $48 billion in subprime mortgages serviced at December 31, 2006 on a platform that is highly rated by rating agencies

Slide 6

Realignment of all WaMu’s residential mortgage businesses under one roof

All residential lending channels integrated into the Home Loans division in 2006
Long Beach Mortgage previously under the Commercial division
Capital markets realignment due to integration of residential lending channels
All subprime mortgage capital markets activities, including Long Beach Mortgage, under the direction of one manager
Evaluation of best execution the same no matter which channel sources the loan
Subprime execution distinct from other product types
Subprime servicing default management fully integrated into WaMu servicing management structure
Upon integrating Long Beach Mortgage into Home Loans, default management for the Long Beach Mortgage portfolio also moved into Home Loans;
Separate default management teams and strategies for prime and subprime;
Both the Head of Servicing and the National Default Manager’s careers based in subprime servicing

Slide 7

Subprime Business Channels

Portfolio

Began in 1999
$20.3 billion outstanding as of 3-31-07
Large bulk packages from major subprime lenders

Conduit Program

1st subprime deal in 2006
7 subprime transactions
$3.3 billion securitized
Small to medium bulk packages from small to medium sized lenders
Flow purchase

Long Beach Mortgage

Acquired in 1999
47 securitizations
$82 billion securitized
Broker-sourced

Consistent risk management approach to all 3 business channels

Risk Management Focus

Significant improvements made Q1 2006 through Q1 2007 to position WaMu for success

Servicing

- Opened 2nd servicing site
- Increased staff size
- Significantly improved incentive system
- Improved use of existing tools (dialer system)
- New tools (BITB®)

Credit

- Significant policy changes beginning March 2006
- Layered risks
- First-time homebuyers
- Piggybacks
- Disposable income
- Thin files
- Geographic targeting
- Loans to one borrower

Origination Process

- Underwriter quality review
- Fraud tools implemented
- Broker Management Program
- Quality-based incentive plan for production management
- Quality-based incentive plan for underwriters
- Quality-based incentive plan for all other LFC personnel

Washington Mutual

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WaMu Subprime Organization


Kerry Killinger
Chairman and CEO
Steve Rotella
President & COO
Ron Cathcart
EVP, Enterprise Risk Officer
David Schneider
President, Home Loans
Arlene Hyde
Division Executive
Prime and Nonprime Wholesale Lending
David Beck
Division Executive
Capital Markets
John Berens
Division Executive
Servicing
Cheryl Feltgen
Division Executive
Chief Risk Officer
Production
Operations
Doug Potolsky
SVP, Subprime Mortgage Capital Markets
Steve Champney
SVP, National Default Manager
Alex Park
SVP, Senior Credit Officer - Subprime
Appraisal Review
Compliance
Long Beach Mortgage
Subprime Conduit
Specialty Mortgage Finance
Prime
Subprime

Washington Mutual

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Slide 10

Long Beach Mortgage
a division of Washington Mutual Bank

Slide 11

The Subprime Mortgage Industry’s Most Experienced Broker-Sourced Lender

The Subprime Mortgage Industry’s Most Experienced Broker-Sourced Lender

1988 Long Beach, fsb establishes Broker-Sourced operation

1994 Broker-sourced operations expands outside California

1996 Origination volume exceeds $1 billion in 43 states

1997 Broker-sourced division sold to newly formed public company*

1999 Long Beach Mortgage Company acquired by WaMu

2004 New Strategy Implemented

2006 Long Beach Mortgage became division of WMB

* New companies commence business as Long Beach Financial Corp and Long Beach Mortgage Company, respectively

Slide 12

Loan Fulfillment Centers

Mississippi – N/A
CA - Dublin, Anaheim
CO - Denver
IL -Itasca

Slide 13

Long Beach Mortgage* Annual Origination Volume

1998	2.6
1999	3.2
2000	3.9
2001	5.5
2002	8.5
2003	11.497
2004	16.175
2005	29.781
2006	19.71

* Subprime mortgage broker channel

Slide 14

Improving credit standards

Mar 2006 → Lowered maximum LTV for Full Doc “C” borrowers
→ Established minimum FICO score for Non-owner Occupied loans
→ Disallowed private party 2nd liens for Non-owner Occupied loans
→ Implemented DISSCO screening for all loan submissions to minimize fraud related to incorrect applicant information and property overvaluation
Apr 2006 → Increased minimum Net Disposable Income requirements
→ Reintroduced bankruptcy seasoning requirements
→ Established First Time Home Buyer definition: no residential ownership for 24 months
→ Eliminated stated income wage earner loans for First Time Homebuyers
May 2006 → Raised piggyback stated income FICO score minimum to 620
→ Established additional guidelines for First Time Homebuyers
Owner-occupied only
Minimum credit scores established:
- Full Doc ≤ 90% LTV/CLTV = 550
- Full Doc > 90% LTV/CLTV = 600
- Stated Income = 620
Property type 1-2 units only
Maximum combined loan amount $750k
Non-financial institutions 2nd lien loans disallowed for LTV/CLTV ≥ 95%
Debt-to-income ratio maximum 50%
2 months reserves (PITI) required on stated income loans with LTV/CLTV > 80%
Bankruptcy seasoning ≥ 36 months
Payment shock maximum 200% on PITI
Jun 2006 → Established maximum loan of $500,000 for non-owner occupied properties with LTV > 85%
Oct 2006 → Raised minimum credit history standard for high CLTV loans

Slide 15

Improving credit standards (cont)

Mar 2006 - Lowered maximum LTV for Full Doc “C” borrowers
- Established minimum FICO score for Non-owner Occupied loans
- Disallowed private party 2nd liens for Non-owner Occupied loans
- Implemented DISSCO screening for all loan submissions to minimize fraud related to incorrect applicant information and property overvaluation
Apr 2006 - Increased minimum Net Disposable Income requirements
- Reintroduced bankruptcy seasoning requirements
- Established First Time Home Buyer definition: no residential ownership for 24 months
- Eliminated stated income wage earner loans for First Time Homebuyers
May 2006 - Raised piggyback stated income FICO score minimum to 620
- Established additional guidelines for First Time Homebuyers
Owner-occupied only
Minimum credit scores established:
- Full Doc ≤ 90% LTV/CLTV = 550
- Full Doc > 90% LTV/CLTV = 600
- Stated Income = 620
Property type 1-2 units only
Maximum combined loan amount $750k
Non-financial institutions 2nd lien loans disallowed for LTV/CLTV ≥ 95%
Debt-to-income ratio maximum 50%
2 months reserves (PITI) required on stated income loans with LTV/CLTV > 80%
Bankruptcy seasoning ≥ 36 months
Payment shock maximum 200% on PITI
Jun 2006 - Established maximum loan of $500,000 for non-owner occupied properties with LTV > 85%
Oct 2006 - Raised minimum credit history standard for high CLTV loans

Slide 16

Improving credit standards (cont)

Jan 2007 - Non-owner occupied purchase money loans: FICO minimum = 660; LTV/CLTV maximum = 80%
- Revised minimum credit history requirements
Purchase money and LTV/CLTV ≥ 90% = 3 trade lines open for 24 months plus 1 open trade line with minimum high credit $2500 open ≥ 12 months
All non-owner occupied loans = 3 trade lines open for 24 months plus 1 open trade line with minimum high credit $2500 open ≥ 12 months
- Limited seller concessions
- Established maximum LTV/CLTV for Georgia, Michigan and Ohio loans
Full doc = 90%
Limited doc / stated income = 80%
- Established maximum LTV/CLTV and minimum FICO for Illinois and Indiana loans
Full doc and LTV/CLTV > 95%: minimum FICO = 640
Stated income: minimum FICO = 640 and maximum LTV/CLTV = 95%
- Reduced the maximum age at funding of qualifying documents from 90 days to 60 days
- Require 12 months canceled checks for verification of rent
- Original LTV/CLTV used when refinancing properties owned ≤ 6 months
- Original LTV/CLTV used when refinancing owner-occupied properties owned ≤ 12 months
- Purchase money loans on properties owned by seller ≤ 6 months are disallowed
- Property value increases > 20% in 12 months require a driveby appraisal and documented support
- Established guidelines for loans backed by properties inherited within the prior 12 months
Mar 2007 - Reduced the maximum LTV/CLTV to 95% for all transactions
- Minimum credit score required for Full Doc piggyback loans increased to 620
- Maximum loan size for Stated/ Limited Doc borrowers reduced to $855,000

Slide 17

Collateral Changes by transaction

1st Lien Percentage
2006-1 2006-2 2006-3 2006-4 2006-5 2006-6 2006-7 2006-8 2006-9 2006-10 2006-11 2007-HE1 2007-HE2 2007-HE3
1st Liens 100.0% 96.4% 96.1% 95.0% 95.1% 95.2% 94.7% 94.1% 93.9% 94.3% 94.0% 93.8% 94.3% 96.0%

1st Liens with 2nd Liens % of Total Pool

2006-1 2006-2 2006-3 2006-4 2006-5 2006-6 2006-7 2006-8 2006-9 2006-10 2006-11 2007-HE1 2007-HE2 2007-HE3
1sts Liens with 2nd Liens (Total Pool) 58.2% 52.6% 53.7% 60.4% 44.1% 49.0% 46.2% 45.8% 42.0% 37.3% 33.5% 30.8% 25.5% 18.3%

Weighted Average Combined Loan to Value Ratio and Credit Score
2006-1 2006-2 2006-3 2006-4 2006-5 2006-6 2006-7 2006-8 2006-9 2006-10 2006-11 2007-HE1 2007-HE2 2007-HE3
Owner Occupied 89.6% 88.7% 88.9% 90.9% 89.6% 91.5% 91.7% 91.4% 89.8% 90.4% 91.4% 90.5% 90.7% 93.5%
Non-owner Occupied 9.1% 9.9% 9.6% 8.3% 8.9% 7.3% 6.9% 7.2% 8.6% 8.0% 7.3% 7.8% 7.8% 4.7%
2nd Home 1.3% 1.3% 1.5% 0.8% 1.6% 1.2% 1.4% 1.4% 1.6% 1.6% 1.3% 1.7% 1.5% 1.9%

Slide 18

Collateral changes by transaction

Loan Purpose
2006-1 2006-2 2006-3 2006-4 2006-5 2006-6 2006-7 2006-8 2006-9 2006-10 2006-11 2007-HE1 2007-HE2 2007-HE3
Purchase 63.0% 62.0% 60.8% 67.7% 57.0% 56.5% 52.3% 52.5% 49.5% 45.5% 40.1% 38.8% 30.0% 22.8%
Cashout 33.3% 34.2% 35.3% 29.3% 39.4% 39.2% 43.8% 40.3% 42.1% 46.3% 52.3% 49.2% 55.7% 63.2%
Rate/Term Refi 3.6% 3.9% 3.9% 3.1% 3.6% 4.3% 3.9% 7.1% 8.4% 8.2% 7.7% 12.0% 14.3% 14.0%

Documentation

2006-1 2006-2 2006-3 2006-4 2006-5 2006-6 2006-7 2006-8 2006-9 2006-10 2006-11 2007-HE1 2007-HE2 2007-HE3
Full Documentation 46.5% 43.9% 42.4% 44.5% 48.5% 50.5% 53.7% 52.3% 52.5% 57.2% 60.2% 61.4% 63.2% 70.5%
Stated Income 49.0% 52.3% 53.8% 51.8% 47.0% 44.9% 41.3% 41.9% 42.1% 39.0% 34.9% 33.1% 31.9% 25.8%
Limited Documentation 4.6% 3.8% 3.8% 3.7% 4.5% 4.6% 5.1% 5.7% 5.4% 3.8% 4.9% 5.5% 4.9% 3.7%

Occupancy
2006-1 2006-2 2006-3 2006-4 2006-5 2006-6 2006-7 2006-8 2006-9 2006-10 2006-11 2007-HE1 2007-HE2 2007-HE3
Owner Occupied 89.6% 88.7% 88.9% 90.9% 89.6% 91.5% 91.7% 91.4% 89.8% 90.4% 91.4% 90.5% 90.7% 93.5%
Non-owner Occupied 9.1% 9.9% 9.6% 8.3% 8.9% 7.3% 6.9% 7.2% 8.6% 8.0% 7.3% 7.8% 7.8% 4.7%
2nd Home 1.3% 1.3% 1.5% 0.8% 1.6% 1.2% 1.4% 1.4% 1.6% 1.6% 1.3% 1.7% 1.5% 1.9%

Risk Management – Appraisal Review

- 100% appraisal review by Long Beach Mortgage underwriters
- 100% appraisal review to Washington Mutual standards
  1. OptisValue System is WMB's rules-based system and checks eligibility of 100% of appraisals
  2. CoreLogic's HistoryPro and ThirdParty Scorecard are used to reduce the risk of fraud
     - HistoryPro calculates an f-score (0 – 25) that represents the likelihood of flipping
       - Score 0: appraisal review complete
       - Score 1 – 3: CoreLogic's AVMSelect used to verify value
         - 16 AVM vendors tested on > 20,000 properties purchased Q4 2006
         - Top 5 vendors assigned by county
         - Choice of vendor based on accuracy and hit rate of AVM
         - Verification annually
         - AVM value triggers technical review if < 85% or > 120% of appraisal
       - Score 4 – 25: Appraisal sent to vendor management company for a technical review
     - ThirdParty Scorecard calculates a score (0 – 25) that represents the likelihood the broker is committing collateral fraud; scores > 5 require vendor management company to complete a technical review
- Technical reviews performed by eAppraiseIT (First American) and LSI (Fidelity)
  1. Certified or licensed appraisers perform desktop or driveby review on about 30% of appraisals
  2. Currently, each vendor assigned half of all reviews for each geographic area
  3. Eventually, choice will be based on review quality, valuation accuracy and speed
- Loans underwritten using lower of appraised or revised value (0% tolerance)

Washington Mutual

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Slide 20

Subprime Conduit

Slide 21

WaMu Subprime Conduit Strategy

Create a business model that is focused on long-term, stable income growth rather than short-term cash proceeds
Develop strong, lasting partnerships with sellers
Implement strong risk management systems
Employ “best in class” servicing tools and techniques
Create strong relationships with investor partners

Slide 22

Seller Risk Management
Seller due diligence focused on developing a long-term profitable relationship
Thorough review of business and lending practices, underwriting philosophy and guidelines
Comparison to industry standards
Focus on prudent risk management of seller
Limit exposure to predatory lending and full compliance with consumer regulations
Review historical performance and compare to industry norms
Ongoing “Deep Dive” seller performance monitoring using proprietary risk management models

Mortgage pool risk management
Extensive use of models drives performance expectations
Clearly established minimum standards
Significant level of loan level due diligence by third-party due diligence firms
100% complete re-underwrite on pools purchased from new sellers
25% - 100% complete re-underwrite for repeat sellers
100% validation of appraisal using third-party appraisal valuation product
20% - 100% appraisals reviewed using appraiser drive-by review
100% review for consumer compliance and predatory practices
Washington Mutual management reviews all due diligence decisions by third-parties

Slide 23

Subprime Servicing

Slide 24

Default Management Organization

Steve Champney, Susan Samuel, Ed Bach, Brad Kallner, Ann Thorn, Ken Bartell, Renee Johnson, Nancy Gonseth

Steve Champney SVP and Direct Reports

Steve Champney

Senior Vice President – National Default Management

Joined Washington Mutual in July, 2005 as the manager of National Default for prime mortgage loans

Over **21 years** of experience in the financial services industry. He has a proven track record of effective expense management, developing strong internal operational controls, and using Six Sigma methodologies to increase efficiencies and productivity

Prior to joining Washington Mutual, Steve was a Senior Vice President at Chase Home Finance, where he managed all aspects of prime, sub-prime, manufactured housing, and home equity for Collections and Loss Mitigation

At Bank One, Steve was Senior Vice President of National Default Management for a $9 billion sub-prime company where he managed all aspects of Default activities up to and including recoveries

Steve is a member of the Mortgage Servicers Best Practices Committee

Ed Bach

FVP - Collections

12 years Subprime mortgage experience consisting of Collections, Loss Mitigation and REO. Three years Manufactured Housing Collections through charge-off

Brad Kallner

FVP - Loss Mitigation

16 years experience in collections/default management of subprime portfolios consisting of Front-end, Mid-range, Back-end, Charge off, Bankruptcy, Bad Debt, and Foreclosure.

Ann Thorn

FVP - Asset Management

16 years experience in Mortgage Banking and Default Servicing. Specializing in Foreclosure, Bankruptcy, Claims Processing and Vendor Management.

Nancy Gonseth

FVP - Portfolio Analysis

23 years experience in Mortgage Banking, Statistical Analysis, Financial and Operational Risk Analysis, Home Loans Credit Risk Management, Process Improvement Strategies, and Client Relations

Renee Johnson

FVP - REO and SOS

19years Subprime Mortgage and Credit Card Collections consisting of Non-Performing Asset Collections, Call Center Operations, Project Management, Loss Mitigation, REO, Foreclosure and Bad Debt.

Ken Bartell

FVP - MIS and Call Center WFM

21 years Subprime Mortgage Collections, Credit card, Foreclosure, Underwriting, Loss Mitigation, Call Center Operations and Project Management.

Total Years of Experience

Our New Senior Leadership Team has Over 128 Years of Related Experience

Washington Mutual

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Slide 26

Ratings Reflect Above Average Ability

WMB's Subprime Servicer Ratings:

Moody’s – “SQ2 Above Average”
“Moody's ratings are based on the company’s above average collection abilities, above average loss mitigation results, average foreclosure timeline and REO management and above average servicer stability.” (Moody’s Investors Service press release April 9, 2007.)

Standard & Poor’s – “Above Average”
“Servicer demonstrates very high ability, efficiency, and competence in managing mid-to-large-sized portfolios, as well as solid management experience, an acceptable track record, internal practices and policies that meet industry or regulatory standards, and a managed-portfolio performance history similar to industry averages.” (Standard & Poor’s)

Fitch – “RPS2+ Full Approval (with Noted Strengths)”
“Servicers that receive a level two (2/2+/2-) rating have demonstrated high performance in all relevant categories. In addition, the level two designations represent the servicer has specific strengths in several areas…” (Fitch Ratings)

Slide 27

Advancement in Strategies

Subprime Default Servicing

Created robust capacity plans , forecasting, and predictive models

Significantly enhanced dialer utilization and workforce management

Automated Default operational reports and employee dashboards

Simplified performance incentive plans and payouts

Rolled out the “Back in the Black® Servicing Platform” to Subprime Collections and Loss Mitigation

Established targeted Collection strategies
First and Early Payment Default (FPD and EPD), Loss Mitigation, Non-Performing Assets (NPA)

Automated Foreclosure referral and Equity Analysis process

Enhanced REO vendor management and scorecards

Expanded Community Involvement relationships with local agencies, nonprofit organizations, and other financial institutions.

Slide 28

Improved Servicing Metrics

2006 Apr May Jun Jul Aug Sep Oct
Total Download 554,152 611,647 1,097,507 1,013,123 1,015,574 1,396,324 1,344,750
Outbound Dials 1,258,603 1,570,165 2,498,396 2,244,081 2,395,270 2,766,101 2,410,803
Inbound Call Volume 55,396 60,306 80,852 84,248 87,439 67,421 75,028

Nov Dec 2007 Jan Feb Mar Apr % Increase
Total Download 1,222,781 1,328,899 1,198,913 1,268,568 1,184,600 1,136,075 105.0%
Outbound Dials 2,032,706 2,577,421 2,446,427 2,408,898 3,148,868 2,769,345 120.0%
Inbound Call Volume 66,892 61,421 79,860 77,738 71,882 62,766 13.3%

Slide 29

Improved Servicing Metrics

2006 Apr May Jun Jul Aug Sep Oct
Right Party Contacts 49,778 44,509 55,461 78,224 78,158 69,209 63,273
Total Promises 17,408 27,339 42,243 41,261 61,169 44,016 46,461
Just-In-Time % - - - - 35.17% 65.22% 52.82%

Nov Dec 2007 Jan Feb Mar Apr % Increase
Right Party Contacts 49,237 67,385 71,407 77,253 79,563 73,698 48.1%
Total Promises 44,025 48,772 53,992 50,320 47,438 49,549 184.6%
Just-In-Time % 51.95% 60.00% 57.74% 57.05% 63.70% 54.48% 54.9%

Slide 30

Washington Mutual Overview

Slide 31

Washington Mutual Today:

A Leading Consumer-Focused US Bank

WaMu 6th largest U.S. banking company by assets ($320 billion)

Retail Business
2,228 retail banking stores in 15 states
6th largest banking company by total deposits
6th largest banking company by banking stores
3rd in outstanding debit cards

Mortgage Business
6th largest U.S. home loan originator2
5th largest U.S. home loan servicer2
6th in home equity loans
10th in U.S. in subprime lending3

Credit Card Business
6th largest bank card issuer in the U.S.1

Commercial Group Business
Leading multi-family portfolio originator
Largest holder of multi-family portfolio
1 Nilson Report, 1/07, 2006 ranking
2 Inside Mortgage Finance, Q1 2007 (originations), as of 3/31/07 (servicing)
3 Inside B&C Lending, Q1 2007

Slide 32

Powerful Distribution Franchise

Presence in 18 of 30 Largest Metropolitan Areas
Retail Banking and Mortgage Lending
2,228 Retail Stores in 15 States
3,925 ATMs
323 Home Loan Centers in 22 States
Wholesale, Consumer Direct and/or Long Beach Mortgage Lending in 49 States
Multi-Family Lending through 54 Offices in 19 Markets

As of 3/31/07

Slide 33

Asset Mix Continues to Evolve

Other Assets Loans Held for Sale Multi-Family and CRE Home Equity Prime Home Loans and MBS Credit Cards Subprime
7.10% 0.40% 9.80% 4.60% 75.80% 2.40%

Other Assets Loans Held for Sale Multi-Family and CRE Home Equity Prime Home Loans and MBS Credit Cards Subprime
18% 8% 11% 17% 36% 4% 6%
1 Subprime Mortgage Channel represents mortgage loans purchased from recognized subprime lenders and mortgage loans originated under the Long Beach Mortgage name and held in its investment portfolio.
2 Other assets includes mortgage servicing rights, goodwill, other investment securities and cash and cash equivalents

Solid Credit Ratings

Based on WaMu's strong deposit base, lending franchise and financial strength

	Washington Mutual, Inc.				WM Bank			
	Moody's	S&P	Fitch	DBRS	Moody's	S&P	Fitch	DBRS
Senior Unsecured LT	A2	A-	A	A	A1	A	A	A (h)
Short Term	P2	A2	F1	R-1(l)	P1	A1	F1	R-1 (m)
Subordinated	Baa1	BBB+	A-	A (l)	A3	A-	A-	A
Deposit	--	--	--	--	A1	n/r	A+	A (h)
Preferred Stock	Baa2	BBB	A-	BBB (h)	n/r	n/r	n/r	n/r
Outlook	S	P*	S	S	S	P*	S	S

* On Positive Outlook

Moody's[1]

"The challenges on the mortgage business are not a surprise, and we believe the Company is benefiting from its diversification initiatives in retail banking and in its credit card operations. This demonstrates that the bank is capable to generate a respectable if not robust profitability despite the sizable losses in its mortgage operations."

Standard & Poor's[2]

"The outlook revision reflects the significant improvement in risk management practices within WaMu's mortgage bank operations, in particular the risks of managing a large servicing portfolio."

1 Source: Moody's, 1/07
2 Source: Standard and Poor's, 2/16/06

Washington Mutual

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Slide 35

Contacts

Doug Potolsky
WaMu Subprime Capital Markets
Senior Vice President
(212) 702-6961
doug.potolsky@wamu.net
Dave Coultas, CFA, CPA
Long Beach Mortgage
SVP, Capital Markets
(206) 302-4158
dave.coultas@wamu.net
Henry Engelken, CFA
WaMu Subprime Capital Markets
FVP, Director of Investor Relations
(212) 702-6965
henry.engelken@wamu.net
Long Beach Mortgage performance information: www.longbeachmortgage.com wmsubprime.lewtan.com
Lead Underwriter Contacts
Vincent Varca
WaMu Capital Corp.
Director
(212) 702-6931
vincent.varca@wamu.net
Kevin Richmond
WaMu Capital Corp.
Subprime Trader
(212) 702-6921
Kevin.richmond@wamu.net

Slide 36

Appendix A:  Transaction Statistics

Slide 37

Long Beach Mortgage Transaction Statistics

	2006-1		2006-2		2006-3		2006-4		2006-5		2006-6		2006-7		2006-8		2006-9		2006-10		2006-11		2007-HE1		2007-HE2		2007-HE3
	07-Feb-06		07-Mar-06		06-Apr-06		09-May-06		15-Jun-06		26-Jul-06		30-Aug-06		21-Sep-06		12-Oct-06		09-Nov-06		14-Dec-06		16-Jan-06		10-Apr-07		10-May-07
	$ 2,499,987,903		$ 3,003,799,170		$ 1,743,796,134		$ 1,922,678,765		$ 1,925,001,177		$ 1,688,107,433		$ 1,596,611,010		$ 1,380,727,062		$ 1,520,086,184		$ 1,008,199,874		$ 1,499,999,922		$ 1,393,794,252		$ 1,593,665,158		$ 1,152,429,251
Average LoanSize	$ 219,779		$ 201,408		$ 214,199		$ 193,292		$ 200,625		$ 212,876		$ 212,315		$ 212,616		$ 217,062		$ 212,835		$ 231,768		$ 220,502		$ 235,471		$ 248,636
Weighted Average Coupon	8.25%		8.54%		8.50%		8.55%		8.60%		8.39%		8.39%		8.46%		8.52%		8.47%		8.20%		8.15%		8.14%		8.42%
ARM GrossMargin	5.11%		5.10%		5.09%		5.09%		5.10%		5.09%		5.10%		5.10%		5.10%		5.11%		5.11%		5.12%		5.17%		5.61%
Weighted Average FICO	633		632		634		635		631		638		638		640		639		635		639		638		636		621
FICO < 600	26.50%		25.40%		22.70%		20.00%		23.10%		18.70%		19.00%		18.50%		18.60%		21.20%		21.00%		20.90%		23.10%		30.90%
Original Loan to Value Ratio	79.70%		80.80%		80.60%		80.70%		80.90%		80.90%		80.70%		81.20%		81.70%		81.60%		81.30%		81.40%		81.30%		80.60%
Combined Loan to Value Ratio	90.70%		90.70%		90.70%		92.20%		89.20%		90.30%		89.60%		90.10%		89.90%		88.90%		87.80%		87.20%		86.20%		84.00%
Debt to Income Ratio	41.60%		41.60%		41.40%		41.70%		41.00%		41.60%		41.50%		39.40%		39.40%		39.60%		39.30%		40.30%		41.70%		41.70%
	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO
1st Liens	100.00%	633	96.40%	631	96.10%	633	95.00%	633	95.10%	630	95.20%	637	94.70%	637	94.10%	638	93.90%	638	94.30%	634	94.00%	638	93.80%	637	94.30%	635	96.00%	620
2nd Liens	0.00%	0	3.60%	659	3.90%	660	5.00%	660	5.00%	657	4.80%	658	5.30%	658	6.00%	658	6.10%	658	5.80%	655	6.00%	659	6.20%	655	5.70%	662	4.00%	647
1sts Liens with2nd Liens (Total Pool)	58.20%	653	52.60%	654	53.70%	654	60.40%	652	44.10%	651	49.00%	656	46.20%	657	45.80%	657	42.00%	656	37.30%	654	33.50%	657	30.80%	655	25.50%	661	18.30%	645
1sts Liens with2nd Liens (% of 1sts)	58.20%	653	54.60%	654	55.90%	654	63.60%	652	46.40%	651	51.40%	656	48.80%	657	48.70%	657	44.70%	656	39.60%	654	35.60%	657	32.90%	655	27.00%	661	19.00%	645
Adjustable Rate Mortgages	91.20%	633	88.10%	632	87.10%	634	85.50%	634	82.80%	630	84.30%	638	83.80%	636	82.60%	636	81.80%	636	79.10%	631	75.80%	634	73.90%	633	74.80%	632	79.10%	619
Fixed Rate Mortgages	8.90%	628	12.00%	632	12.90%	637	14.50%	639	17.20%	637	15.70%	643	16.20%	646	17.40%	655	18.20%	652	20.90%	651	24.20%	656	26.10%	653	25.20%	650	20.90%	630
Loans with Prepay Penalties	68.00%	633	66.20%	632	68.50%	634	67.50%	636	67.90%	631	72.10%	638	69.50%	640	75.20%	641	75.20%	640	75.40%	636	79.60%	640	78.90%	639	80.70%	637	80.60%	623
Interest Only Loans	7.60%	674	8.50%	667	8.60%	665	7.10%	662	7.30%	668	6.20%	669	6.20%	665	7.30%	666	6.20%	672	8.20%	669	8.40%	665	9.20%	669	11.40%	667	10.60%	654
40 Year Amortization	44.60%	648	45.00%	645	45.40%	649	41.70%	653	45.00%	640	53.30%	647	52.00%	647	46.80%	648	49.50%	646	43.90%	640	49.80%	642	45.90%	639	45.40%	635	48.90%	625
Full Documentation	46.50%	611	43.90%	609	42.40%	612	44.50%	615	48.50%	617	50.50%	624	53.70%	626	52.30%	629	52.50%	628	57.20%	626	60.20%	632	61.40%	630	63.20%	627	70.50%	616
Stated Income	49.00%	656	52.30%	652	53.80%	652	51.80%	652	47.00%	647	44.90%	655	41.30%	653	41.90%	654	42.10%	653	39.00%	649	34.90%	652	33.10%	654	31.90%	655	25.80%	635
Limited Documentation	4.60%	616	3.80%	617	3.80%	614	3.70%	630	4.50%	620	4.60%	630	5.10%	632	5.70%	629	5.40%	630	3.80%	627	4.90%	630	5.50%	629	4.90%	633	3.70%	623
Owner Occupied	89.60%	631	88.70%	630	88.90%	632	90.90%	634	89.60%	628	91.50%	636	91.70%	636	91.40%	637	89.80%	637	90.40%	632	91.40%	637	90.50%	635	90.70%	633	93.50%	619
Non-owner Occupied	9.10%	650	9.90%	647	9.60%	648	8.30%	646	8.90%	661	7.30%	664	6.90%	664	7.20%	669	8.60%	664	8.00%	662	7.30%	670	7.80%	663	7.80%	669	4.70%	664
2nd Home	1.30%	641	1.30%	652	1.50%	641	0.80%	644	1.60%	646	1.20%	641	1.40%	637	1.40%	652	1.60%	643	1.60%	661	1.30%	651	1.70%	661	1.50%	638	1.90%	637
Purchase	63.00%	649	62.00%	650	60.80%	652	67.70%	649	57.00%	646	56.50%	653	52.30%	656	52.50%	657	49.50%	655	45.50%	654	40.10%	658	38.80%	653	30.00%	659	22.80%	644
Cashout	33.30%	604	34.20%	603	35.30%	606	29.30%	606	39.40%	611	39.20%	619	43.80%	619	40.30%	619	42.10%	620	46.30%	618	52.30%	625	49.20%	624	55.70%	623	63.20%	612
Rate/Term Refi	3.60%	609	3.90%	602	3.90%	610	3.10%	605	3.60%	609	4.30%	617	3.90%	609	7.10%	630	8.40%	640	8.20%	631	7.70%	640	12.00%	643	14.30%	640	14.00%	626
California	39.60%	644	39.20%	643	42.00%	645	37.90%	647	37.90%	641	41.80%	647	39.50%	649	39.40%	648	40.30%	647	34.90%	645	44.50%	649	39.30%	649	39.70%	647	42.70%	630
Florida	8.30%	629	7.70%	632	8.60%	625	9.10%	635	9.90%	628	10.50%	636	11.70%	633	11.80%	635	9.80%	635	10.60%	629	7.40%	630	7.30%	633	7.40%	629	6.00%	617
Illinois	6.70%	639	5.40%	633	4.60%	639	5.60%	631	4.80%	631	3.90%	645	4.70%	637	3.10%	641	4.70%	640	3.90%	632	3.30%	639	4.00%	637	2.90%	636	2.60%	617
Texas	4.80%	610	4.40%	617	4.10%	613	5.20%	622	5.60%	620	5.10%	624	5.30%	630	4.80%	630	4.80%	629	5.10%	638	4.00%	627	5.10%	625	5.00%	630	4.50%	609

Slide 38

Long Beach Mortgage Transaction Statistics (continued)

	2006-1		2006-2		2006-3		2006-4		2006-5		2006-6		2006-7		2006-8		2006-9		2006-10		2006-11		2007-HE1		2007-HE2		2007-HE3
	07-Feb-06		07-Mar-06		06-Apr-06		09-May-06		15-Jun-06		26-Jul-06		30-Aug-06		21-Sep-06		12-Oct-06		09-Nov-06		14-Dec-06		16-Jan-06		10-Apr-07		10-May-07
	$ 2,499,987,903		$ 3,003,799,170		$ 1,743,796,134		$ 1,922,678,765		$ 1,925,001,177		$ 1,688,107,433		$ 1,596,611,010		$ 1,380,727,062		$ 1,520,086,184		$ 1,008,199,874		$ 1,499,999,922		$ 1,393,794,252		$ 1,593,665,158		$ 1,152,429,251
Average LoanSize	$ 219,779		$ 201,408		$ 214,199		$ 193,292		$ 200,625		$ 212,876		$ 212,315		$ 212,616		$ 217,062		$ 212,835		$ 231,768		$ 220,502		$ 235,471		$ 248,636
Weighted Average Coupon	8.25%		8.54%		8.50%		8.55%		8.60%		8.39%		8.39%		8.46%		8.52%		8.47%		8.20%		8.15%		8.14%		8.42%
ARM GrossMargin	5.11%		5.10%		5.09%		5.09%		5.10%		5.09%		5.10%		5.10%		5.10%		5.11%		5.11%		5.12%		5.17%		5.61%
Weighted Average FICO	633		632		634		635		631		638		638		640		639		635		639		638		636		621
FICO < 600	26.50%		25.40%		22.70%		20.00%		23.10%		18.70%		19.00%		18.50%		18.60%		21.20%		21.00%		20.90%		23.10%		30.90%
Original Loan to Value Ratio	79.70%		80.80%		80.60%		80.70%		80.90%		80.90%		80.70%		81.20%		81.70%		81.60%		81.30%		81.40%		81.30%		80.60%
Combined Loan to Value Ratio	90.70%		90.70%		90.70%		92.20%		89.20%		90.30%		89.60%		90.10%		89.90%		88.90%		87.80%		87.20%		86.20%		84.00%
Debt to Income Ratio	41.60%		41.60%		41.40%		41.70%		41.00%		41.60%		41.50%		39.40%		39.40%		39.60%		39.30%		40.30%		41.70%		41.70%
	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO	%	WA FICO
1st Liens	100.00%	633	96.40%	631	96.10%	633	95.00%	633	95.10%	630	95.20%	637	94.70%	637	94.10%	638	93.90%	638	94.30%	634	94.00%	638	93.80%	637	94.30%	635	96.00%	620
2nd Liens	0.00%	0	3.60%	659	3.90%	660	5.00%	660	5.00%	657	4.80%	658	5.30%	658	6.00%	658	6.10%	658	5.80%	655	6.00%	659	6.20%	655	5.70%	662	4.00%	647
1sts Liens with2nd Liens (Total Pool)	58.20%	653	52.60%	654	53.70%	654	60.40%	652	44.10%	651	49.00%	656	46.20%	657	45.80%	657	42.00%	656	37.30%	654	33.50%	657	30.80%	655	25.50%	661	18.30%	645
1sts Liens with2nd Liens (% of 1sts)	58.20%	653	54.60%	654	55.90%	654	63.60%	652	46.40%	651	51.40%	656	48.80%	657	48.70%	657	44.70%	656	39.60%	654	35.60%	657	32.90%	655	27.00%	661	19.00%	645
Adjustable Rate Mortgages	91.20%	633	88.10%	632	87.10%	634	85.50%	634	82.80%	630	84.30%	638	83.80%	636	82.60%	636	81.80%	636	79.10%	631	75.80%	634	73.90%	633	74.80%	632	79.10%	619
Fixed Rate Mortgages	8.90%	628	12.00%	632	12.90%	637	14.50%	639	17.20%	637	15.70%	643	16.20%	646	17.40%	655	18.20%	652	20.90%	651	24.20%	656	26.10%	653	25.20%	650	20.90%	630
Loans with Prepay Penalties	68.00%	633	66.20%	632	68.50%	634	67.50%	636	67.90%	631	72.10%	638	69.50%	640	75.20%	641	75.20%	640	75.40%	636	79.60%	640	78.90%	639	80.70%	637	80.60%	623
Interest Only Loans	7.60%	674	8.50%	667	8.60%	665	7.10%	662	7.30%	668	6.20%	669	6.20%	665	7.30%	666	6.20%	672	8.20%	669	8.40%	665	9.20%	669	11.40%	667	10.60%	654
40 Year Amortization	44.60%	648	45.00%	645	45.40%	649	41.70%	653	45.00%	640	53.30%	647	52.00%	647	46.80%	648	49.50%	646	43.90%	640	49.80%	642	45.90%	639	45.40%	635	48.90%	625
Full Documentation	46.50%	611	43.90%	609	42.40%	612	44.50%	615	48.50%	617	50.50%	624	53.70%	626	52.30%	629	52.50%	628	57.20%	626	60.20%	632	61.40%	630	63.20%	627	70.50%	616
Stated Income	49.00%	656	52.30%	652	53.80%	652	51.80%	652	47.00%	647	44.90%	655	41.30%	653	41.90%	654	42.10%	653	39.00%	649	34.90%	652	33.10%	654	31.90%	655	25.80%	635
Limited Documentation	4.60%	616	3.80%	617	3.80%	614	3.70%	630	4.50%	620	4.60%	630	5.10%	632	5.70%	629	5.40%	630	3.80%	627	4.90%	630	5.50%	629	4.90%	633	3.70%	623
Owner Occupied	89.60%	631	88.70%	630	88.90%	632	90.90%	634	89.60%	628	91.50%	636	91.70%	636	91.40%	637	89.80%	637	90.40%	632	91.40%	637	90.50%	635	90.70%	633	93.50%	619
Non-owner Occupied	9.10%	650	9.90%	647	9.60%	648	8.30%	646	8.90%	661	7.30%	664	6.90%	664	7.20%	669	8.60%	664	8.00%	662	7.30%	670	7.80%	663	7.80%	669	4.70%	664
2nd Home	1.30%	641	1.30%	652	1.50%	641	0.80%	644	1.60%	646	1.20%	641	1.40%	637	1.40%	652	1.60%	643	1.60%	661	1.30%	651	1.70%	661	1.50%	638	1.90%	637
Purchase	63.00%	649	62.00%	650	60.80%	652	67.70%	649	57.00%	646	56.50%	653	52.30%	656	52.50%	657	49.50%	655	45.50%	654	40.10%	658	38.80%	653	30.00%	659	22.80%	644
Cashout	33.30%	604	34.20%	603	35.30%	606	29.30%	606	39.40%	611	39.20%	619	43.80%	619	40.30%	619	42.10%	620	46.30%	618	52.30%	625	49.20%	624	55.70%	623	63.20%	612
Rate/Term Refi	3.60%	609	3.90%	602	3.90%	610	3.10%	605	3.60%	609	4.30%	617	3.90%	609	7.10%	630	8.40%	640	8.20%	631	7.70%	640	12.00%	643	14.30%	640	14.00%	626
California	39.60%	644	39.20%	643	42.00%	645	37.90%	647	37.90%	641	41.80%	647	39.50%	649	39.40%	648	40.30%	647	34.90%	645	44.50%	649	39.30%	649	39.70%	647	42.70%	630
Florida	8.30%	629	7.70%	632	8.60%	625	9.10%	635	9.90%	628	10.50%	636	11.70%	633	11.80%	635	9.80%	635	10.60%	629	7.40%	630	7.30%	633	7.40%	629	6.00%	617
Illinois	6.70%	639	5.40%	633	4.60%	639	5.60%	631	4.80%	631	3.90%	645	4.70%	637	3.10%	641	4.70%	640	3.90%	632	3.30%	639	4.00%	637	2.90%	636	2.60%	617
Texas	4.80%	610	4.40%	617	4.10%	613	5.20%	622	5.60%	620	5.10%	624	5.30%	630	4.80%	630	4.80%	629	5.10%	638	4.00%	627	5.10%	625	5.00%	630	4.50%	609

Slide 39

Conduit Transaction Statistics

	Aggregate	2006-HE1		2006-HE2		2006-HE3		2006-HE4		2006-HE5		2007-HE1		2007-HE2
		Apr 20, 2006		May 25, 2006		Sep 27, 2006		Oct 27, 2006		Dec 7, 2006		Jan 16, 2007		Mar 13, 2007
	$ 2,205,669,687	$ 389,194,677		$ 472,002,321		$ 411,285,690		$ 291,533,308		$ 641,653,691		$ 284,442,108		$ 814,263,307
Average Loan Size		$ 206,360		$ 183,018		$ 222,557		$ 155,650		$ 192,805		$ 144,976		$ 182,939
Weighted Average Coupon		7.37%		8.30%		8.16%		8.50%		8.31%		8.67%		8.35%
ARM Gross Margin		5.68%		6.08%		5.60%		6.41%		6.62%		6.41%		6.19%
FICO		635		625		622		631		626		626		632
FICO < 600		24.1%		30.8%		34.7%		26.4%		29.3%		28.6%		26.3%
Original Loan to Value Ratio		79.6%		80.7%		76.3%		81.9%		82.9%		83.3%		82.7%
Combined Loan to Value Ratio		87.3%		88.6%		84.5%		91.8%		88.8%		91.8%		91.9%
Debt to Income Ratio		40.9%		41.8%		42.4%		42.1%		41.8%		41.3%		42.3%
1st Liens		97.5%	635	94.3%	624	96.2%	621	95.0%	630	94.8%	625	92.5%	625	91.7%	630
2nd Liens		2.5%	663	5.7%	649	3.8%	665	5.1%	653	5.2%	656	7.5%	646	8.3%	650
1sts Liens with 2nd Liens (Total Pool)		41.5%	633	41.2%	652	20.6%	655	55.8%	647	30.9%	651	44.8%	643	47.9%	650
1sts Liens with 2nd Liens (% of 1sts)		42.6%	635	43.7%	652	21.5%	655	58.8%	647	32.6%	651	48.4%	643	52.2%	650
Adjustable Rate Mortgages		84.4%	635	85.7%	623	75.7%	618	86.1%	633	77.7%	624	81.5%	629	82.7%	632
Fixed Rate Mortgages		15.6%	638	14.3%	638	24.3%	636	13.9%	620	22.3%	634	18.5%	615	17.3%	630
Loans with Prepay Penalties		78.5%	635	77.3%	624	73.9%	624	75.3%	630	77.9%	626	71.6%	622	68.3%	630
Interest Only Loans		35.0%	664	21.0%	649	19.5%	654	11.6%	653	11.3%	656	10.7%	649	14.1%	666
40 Year Amortization		1.6%	619	17.8%	627	31.7%	615	40.3%	638	36.3%	621	37.3%	628	31.0%	625
Full Documentation		45.5%	616	51.2%	613	50.5%	606	50.2%	618	47.4%	614	49.4%	614	46.5%	621
Stated Income		48.6%	655	43.0%	639	44.8%	640	25.9%	649	50.2%	639	47.8%	640	39.1%	637
Limited Documentation		5.9%	623	5.5%	621	4.6%	632	24.0%	640	2.4%	621	2.8%	609	14.4%	654
Owner Occupied		95.8%	634	96.4%	624	92.7%	620	94.1%	630	93.7%	625	93.0%	626	94.3%	631
Non-owner Occupied		3.4%	662	2.7%	643	7.0%	658	5.3%	654	5.5%	648	6.5%	637	4.4%	647
2nd Home		0.8%	658	0.9%	647	0.3%	637	0.6%	697	0.8%	663	0.5%	633	1.3%	674
Purchase		46.6%	656	50.8%	645	27.4%	653	57.6%	647	37.7%	645	51.1%	641	51.7%	645
Cashout		48.2%	618	45.1%	605	65.3%	611	36.9%	610	57.6%	615	42.7%	610	42.4%	616
Rate/Term Refi		5.2%	618	4.2%	603	7.3%	610	5.5%	606	4.6%	620	6.2%	618	5.9%	629
California		39.6%	646	37.0%	636	39.2%	632	17.2%	643	27.8%	634	21.0%	635	31.6%	643
Florida		10.1%	624	13.0%	617	18.3%	616	10.0%	628	16.1%	623	13.0%	621	13.8%	623
Illinois		2.4%	639	3.6%	633	7.1%	619	5.0%	643	7.3%	625	5.6%	652	3.9%	639
Texas		3.4%	618	4.6%	613	1.0%	614	7.4%	611	3.2%	629	7.8%	614	5.1%	618